                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement            [ ]   Confidential, For Use of
                                                 the Commission Only (as
                                                 permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             EMERALD FINANCIAL CORP.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                             EMERALD FINANCIAL CORP.
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
         [X]      No fee required
         [ ]      Fee computed on table below per Exchange Act Rules
14a-6(i)(1) and 0-11
         (1)      Title of each class of securities to which transaction
applies:
                                       N/A
                            ------------------------------------------------
         (2)      Aggregate number of securities to which transaction applies:
                                       N/A
                            ------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee was calculated and state how it was determined):
                                       N/A
                            ------------------------------------------------
         (4)      Proposed maximum aggregate value of transaction:
                                       N/A
                            ------------------------------------------------
         (5)      Total fee paid:
                                       N/A
                            ------------------------------------------------

         [ ]      Fee paid previously with preliminary materials:
                                       N/A
                            ------------------------------------------------

         [ ]      Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:
                                       N/A
                            ------------------------------------------------
         (2)      Form, schedule or registration no.:
                                       N/A
                            ------------------------------------------------
         (3)      Filing party:
                                       N/A
                            ------------------------------------------------
         (4)      Date filed:
                                       N/A
                            ------------------------------------------------

                                                 March 21, 1997






Dear Shareholder:

         You are cordially invited to attend the 1997 Annual Meeting of Shareholders (the "Meeting") of Emerald Financial Corp. ("Emerald" or the "Company") to be held at 10:30 a.m. on Thursday, April 24, 1997 at Quality Catering Party Center located at 9200 Pearl Road, Strongsville, Ohio. The attached Notice of Annual Meeting of Shareholders and Proxy Statement discuss the business to be conducted at the Meeting. In addition to the specific matters to be acted upon, the Meeting will include management's report to you on the financial and operating performance for 1996 of Emerald's subsidiary, The Strongsville Savings Bank.

         Your vote is very important, regardless of the number of shares you own. PLEASE READ THE ENCLOSED PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE so that your shares can be voted at the Meeting in accordance with your instructions. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Meeting. Thank you for your consideration of this matter and please vote today.

         A copy of the Annual Report for the year ended December 31, 1996 is enclosed.


                                           Very truly yours,

                                           EMERALD FINANCIAL CORP.



                                           Thomas P. Perciak
                                           President and Chief Executive Officer

                             EMERALD FINANCIAL CORP.
                                14092 PEARL ROAD
                            STRONGSVILLE, OHIO 44136
                                 (216) 238-7311

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 24, 1997

         Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Emerald Financial Corp. ("Emerald" or the "Company") will be held at 10:30 a.m. on April 24, 1997 at Quality Catering Party Center, 9200 Pearl Road, Strongsville, Ohio.

         A proxy card and a Proxy Statement for the Meeting are enclosed. The purpose of the Meeting is to consider and act upon:

         1. election of three directors for three-year terms expiring in the year 2000;

         2. ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1997; and

         3. such other business as may properly come before the Meeting or any adjournments or postponements thereof.

         The Board of Directors is not aware of any other business to come before the Meeting. Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. As used herein, references to the Meeting shall be deemed to include the Meeting and any adjournments or postponements thereof. Shareholders of record at the close of business on March 7, 1997 are the shareholders entitled to receive notice of and to vote at the Meeting.

         You are requested to complete and sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and to return it promptly in the postage-paid return envelope provided. Please sign your name on the proxy exactly as indicated thereon.

                                           By Order of the Board of Directors



                                           Paula M. Dewey
                                           Secretary
Strongsville, Ohio
March 21, 1997


IMPORTANT:    THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                 PROXY STATEMENT

                             EMERALD FINANCIAL CORP.
                                14092 PEARL ROAD
                            STRONGSVILLE, OHIO 44136

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 24, 1997

                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Emerald Financial Corp. ("Emerald" or the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held at 10:30 a.m. on Thursday, April 24, 1997, and at any adjournments or postponements thereof (the "Meeting"). The Meeting will be held at Quality Catering Party Center, 9200 Pearl Road, Strongsville, Ohio. The accompanying Notice of Meeting and this Proxy Statement are first being mailed to shareholders on or about March 21, 1997.

         At the Meeting, shareholders of Emerald will be asked to consider and vote upon election of three directors each for a three-year term, ratification of the appointment by the Board of Directors of the firm of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1997, and the transaction of such other business as may properly come before the Meeting or any adjournments thereof. The Company is not aware of any other business to come before the Meeting.

VOTING RIGHTS AND PROXY INFORMATION

         All shares of Emerald's common stock, no par value (the "Stock" or "Emerald Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will, unless revoked, be voted for election of the nominees for directors named herein and for each of the other matters presented herein.

         Proxies solicited hereby may be used at the Meeting only and will not be used for any other meeting. A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by (i) attending the Meeting and voting in person (although attendance at the Meeting will not constitute revocation of a proxy), (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, (iii) filing with the Secretary at or before the Meeting a written notice of revocation bearing a later date than the proxy. Any written notice revoking a proxy should be delivered to Paula M. Dewey, Secretary, Emerald Financial Corp., 14092 Pearl Road, Strongsville, Ohio 44136.

         A copy of the Annual Report to Shareholders for the fiscal year ended December 31, 1996 accompanies this Proxy Statement. Such Annual Report to Shareholders is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

VOTE REQUIRED FOR APPROVAL OF THE PROPOSALS

         Except for the election of directors, for which a plurality of the votes cast shall be sufficient to elect directors, the affirmative vote of a majority of the shares represented and voting at the Meeting is required for approval of the matters described in this Proxy Statement. Broker non-votes have no effect on the vote for election of directors.

         For all proposals other than the election of directors, proxies marked as abstaining will be treated as present at the Meeting, but will not be counted as voting in favor of such proposals. Accordingly, abstentions as to any such proposals will have the same effect as votes against adoption. Proxies returned by brokers as "non-votes" on behalf of shares held in street name will also have the same effect as votes against proposals other than the election of directors. Broker non-votes will have no effect on whether a quorum is present at the Meeting, because the Company's Code of Regulations provides that shareholders present in person or by proxy at a meeting shall constitute a quorum.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Shareholders of record as of the close of business on March 7, 1997 are entitled to notice of and to vote at the Meeting. Shareholders are entitled to one vote for each share held. As of January 31, 1997, there were 2,530,800 shares of capital stock, without par value, of The Strongsville Savings Bank (the "Bank") issued and outstanding, which were held of record by approximately 420 holders. Effective March 6, 1997, the date on which the holding company formation was completed, each issued and outstanding share of capital stock of the Bank was converted into one share of Emerald Stock.

         The following table sets forth certain information as to those persons who were known by management to be beneficial owners of more than five percent of Emerald Stock outstanding and as to the shares of Emerald Stock beneficially owned by all executive officers and directors of Emerald as a group. Information in the table below is as of January 31, 1997, prior to the March 6, 1997 conversion of all shares of Bank capital stock into shares of Emerald Stock.

                                                                 Shares
Name and Address                                               Beneficially       Percent of
of Beneficial Owner                                               Owned              Class
-------------------                                               -----              -----

Joan M. Dzurilla                                               631,335(1)           24.91%
14092 Pearl Road
Strongsville, OH  44136

All directors and officers as a group (12 persons)             955,593(2)           35.59%

-----------------------

(1) Mrs. Dzurilla holds 47,035 shares through the Joan M. Dzurilla Charitable Remainder Trust of which she is the settlor and sole trustee. A charitable organization is the sole beneficiary of the trust.
(2) This amount includes shares held directly as well as an aggregate of 154,000 shares which the directors and officers have the right to acquire pursuant to options granted under The Strongsville Savings Bank 1994 Long-Term Incentive Plan, and shares held in retirement accounts, in a fiduciary capacity or by certain family members, over which shares the respective directors and officers may be deemed to have sole voting and investment power. This amount does not include shares as to which the respective directors and officers have disclaimed beneficial ownership. In connection with the holding company reorganization of the Bank that was completed on March 6, 1997, Emerald assumed the Bank's obligations under the 1994 Long-Term Incentive Plan and adopted the 1994 Long-Term Incentive Plan. Accordingly, options issued under the 1994 Long-Term Incentive Plan to acquire Bank capital stock have become options to acquire a like number of shares of Emerald Stock.


                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         The Board of Directors currently consists of nine members. The Board of Directors is divided into three classes, each of which contains three members. The directors are elected by the shareholders for three-year terms, or until their successors are elected and qualified.

         The following table sets forth certain information, as of December 31, 1996, regarding the composition of the Board of Directors of Emerald, including term of office and the security ownership of the directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominees) will be voted at the Meeting FOR the election of the following nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason any nominee might be unable to serve if elected. Except as disclosed herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

         All of the individuals identified in the table below have been directors of Emerald since its inception in 1996. The table indicates, among other things, the period during which they have been directors also of Emerald's subsidiary, The Strongsville Savings Bank (the "Bank"). At the present time, the Boards of Directors of Emerald and the Bank are comprised of the same individuals, serving identical terms as directors of each company. Information in the table concerning security ownership reflects ownership of Bank capital stock, which shares were converted into a like number of shares of Emerald Stock effective March 6, 1997.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

                                                                              Amount &
                                                                               Nature of
       Director's Name and                      Director      Expiration       Beneficial       % of Share
             Position                 Age        Since          of Term       Ownership (1)    Ownership (2)
            ----------                ---       -------        ---------      ---------        ---------

                                                        NOMINEES

Joan M. Dzurilla(3)                   70          1985           2000             631,335         24.91%

Mike Kalinich, Sr.                    66          1967           2000              26,400          1.04%
Chairman of the Board

Thomas P. Perciak(4)                  49          1982           2000             107,899          4.18%
President and
Chief Executive Officer




                                                       CONTINUING DIRECTORS

                                                                                Amount &
                                                                                 Nature of
        Director's Name and                     Director      Expiration         Beneficial     % of Share
             Position                 Age        Since          of Term        Ownership (1)   Ownership (2)
     ------------------------         ---       -------        ---------       ---------       ---------

George P. Bohnert                     56          1993           1999                4,300          (5)
William A. Fraunfelder, Jr.(6)        53          1989           1998               10,197          (5)
Glenn W. Goist, D.D.S.                56          1990           1998               10,927          (5)
Kenneth J. Piechowski                 48          1996           1999                  200          (5)
John J. Plucinsky, M.D.               69          1978           1999               54,693         2.16%
John F. Ziegler (7)                   44          1987           1999               60,028         2.34%
Executive Vice President and
Chief Financial Officer
All directors, nominees and
executive officers as a group                                                      955,593        35.59%
(12 persons) (8)
------------------------

(1) All shares, except as may be set forth in notes (5), (6) and (7) below, are owned directly or indirectly by the named individuals or by their spouses and minor children, over which shares the named individuals effectively exercise voting and investment power. The shares reported include shares exercisable under stock option grants pursuant to The Strongsville Savings Bank 1994 Long-Term Incentive Plan, which plan has been adopted by Emerald.
(2) The percentage ownership figures are inclusive of shares underlying unexercised stock options. Other than director Kenneth J. Piechowski who became a director after the adoption of the 1994 Long-Term Incentive Plan, each non-executive officer director holds a stock option to acquire 4,000 shares. Messrs. Perciak and Ziegler hold stock options to acquire 50,000 and 36,000 shares, respectively, while three other executive officers hold stock options that in the aggregate permit them to acquire 44,000 shares.
(3) Mrs. Dzurilla holds 47,035 shares through the Joan M. Dzurilla Charitable Remainder Trust of which she is the settlor and sole trustee. A charitable organization is the sole beneficiary of this trust.
(4) Mr. Perciak holds 57,150 shares through a trust of which he and his wife, Deborah A. Perciak, a Vice President of the Bank, are co-trustees with shared voting and investment power. Not shown are 9,200 shares held jointly by Mrs. Perciak and her parents, as to which shares Mr. and Mrs. Perciak disclaim beneficial ownership. Mr. Perciak also disclaims beneficial ownership of 3,000 shares not shown herein, and held jointly with his father, Walter J. Perciak, Sr. The shares reported do not include 500 shares owned by Mr. Perciak's adult children, as to which shares Mr. Perciak disclaims beneficial ownership, and 240 shares held by Mr. Perciak's spouse, as to which shares Mr. Perciak disclaims beneficial ownership.
(5) The shares owned by each of Messrs. George P. Bohnert, William A. Fraunfelder, Glenn W. Goist and Kenneth J. Piechowski constitute less than one percent (1%) of the outstanding Stock.
(6) Not shown are 950 shares owned by William A. Fraunfelder's wife, Barbara Fraunfelder, as to which shares Mr. Fraunfelder disclaims beneficial ownership.
(7) Of these shares, 4,250 represent shares Mr. Ziegler holds as custodian for his minor children. Not shown are 6,800 shares Mr. Ziegler owns jointly with his parents, as to which shares he disclaims beneficial ownership.
(8) Includes shares owned by all executive officers of the Bank, including those executive officers identified in the summary compensation table. See "Executive Compensation." Mr. William A. Harr, Jr., who is identified in that table, beneficially owns directly or indirectly 20,588 shares, including 20,000 shares that may be acquired upon exercise of options. Does not include shares as to which directors and officers have disclaimed beneficial ownership.

         Thomas P. Perciak has been President and Chief Executive Officer of the Bank since January 1985, and President and Chief Executive Officer of Emerald since its inception in 1996. He has been Managing Officer of the Bank since April 1979. Mr. Perciak is also active in community organizations and serves on the Board of Trustees of the following organizations: The Strongsville Chamber of Commerce, Advisory Board of St. Andrew's

Abbey and Southwest Community Health Center Foundation Board. Mr. Perciak serves as the Chairman of the Southwest Health Center Foundation Board.

         John F. Ziegler was first employed by the Bank in 1975, became the Treasurer in 1983 and has served as the Bank's Vice President for the last nine (9) years. Since January, 1992, Mr. Ziegler has also served as the Bank's Chief Financial Officer, and he has served as Executive Vice President and Chief Financial Officer of Emerald since its inception in 1996.

         George P. Bohnert, Jr. is a certified public accountant who practiced with his own firm from 1992 until February 1996. From February 1996 to present, Mr. Bohnert has been a partner in Foerster & Bohnert, Inc. From 1978 until 1992, Mr. Bohnert was a partner with a regional accounting firm, Hausser & Taylor, where his practice concentrated on savings and loan association audits.

         Joan M. Dzurilla served as Vice President of the Bank from 1989 through February 9, 1994. Prior to that, Mrs. Dzurilla, who is a registered nurse, was a housewife for over 30 years and raised a family.

         William A. Fraunfelder, Jr., a lawyer, has served as a Referee in the Juvenile Division of the Cuyahoga Court of Common Pleas for 28 years.

         Glenn W. Goist, D.D.S. has been a practicing dentist for over 25 years. Dr. Goist maintains a private dental practice in Berea.

         Mike Kalinich, Sr. has been President of the Kalinich Fence Company, Inc. for over 30 years and is active in numerous community organizations. Mr. Kalinich has been Chairman of the Board from 1991 through the present. He serves as a Director of Southwest Community Health Center, Middleburg Heights, Ohio, and serves as a Trustee Emeritus of the Strongsville Chamber of Commerce.

         Kenneth J. Piechowski is Director of the Diaconate of the Diocese of Cleveland. Mr. Piechowski has been employed full time by the Diocese since 1988. Prior to joining the Diocese full time, Mr. Piechowski worked for approximately eighteen years with nationally recognized insurance companies. Mr. Piechowski was elected director at the Bank's 1996 Annual Meeting of Shareholders and has served as a director since April 1996.

         John J. Plucinsky, M.D. has been a doctor of internal medicine with a specialty in hematology and oncology for over 30 years.

COMMITTEES OF THE BOARD OF DIRECTORS AND BOARD ATTENDANCE

         The Board of Directors, which is responsible for the overall affairs of the Company, conducts its business through regular and special meetings and through meetings and activities of its committees. All committees report their activities to the Board monthly.

         The Board of Directors of Emerald is comprised of the same people who currently constitute the Board of Directors of the Bank. During 1996, the Board of Directors of Emerald held two meetings only and took only such actions as were necessary to complete the holding company formation, which reorganization into a holding company structure became effective on March 6, 1997. None of the committees of the Board of Directors of Emerald held any meetings during 1996.

         Information given hereinafter concerning the number of meetings of and director attendance at meetings of the Board of Directors and committees thereof during 1996 has to do with meetings of the Board of Directors of the Bank, and committees thereof. In 1997 and thereafter, the Board of Directors of Emerald and the Audit

Committee of Emerald and the Wage and Salary Committee of the Bank thereof will perform the functions of nominating, audit and compensation committees, respectively.

         The Board of Directors met thirteen times during the fiscal year ended December 31, 1996. Except for former director Elton L. Bedford whose term expired April 19, 1996 and Director Joan M. Dzurilla who missed one out of Emerald's two meetings, no director attended fewer than 75% of the aggregate number of meetings of the Board of Directors (of the Bank or Emerald) held during the last fiscal year and the total number of meetings held by all committees of the Board of Directors on which he served during such year. Due to illness, former director Elton L. Bedford missed all committee meetings and three out of four board meetings of the Bank held during his four months of service as a director during 1996.

         The Board of Directors acts as a nominating committee for selecting nominees for election as directors. Pursuant to the Company's Code of Regulations, nominations may also be made by shareholders. Shareholder nominations for directors must be made in writing and delivered to the Secretary of the Company at least sixty (60) days prior to the Company's annual meeting, and such written nominations of shareholders must contain certain information as provided in the Company's Code of Regulations. Any shareholder recommendation for director-nominee must contain background information concerning the recommended nominee, including name, age, business and home address, relationships with person making the recommendation, educational background, description of nominee's principal occupation and business experience for the last five years, directorships or trusteeships in public companies, the reasons the person is being recommended, and a statement that such person would consent to serve as director. The shareholder's notice of nomination must indicate the name and address of the shareholder and the number of shares of Stock beneficially owned by such shareholder on the date of such notice. Although the Board of Directors will consider nominees recommended by shareholders, the Company has not actively solicited nominations.

         The Audit Committee, which is comprised of Messrs. Bohnert, Goist and Fraunfelder, with Mr. Bohnert serving as Chairman, recommends the appointment of the Company's independent public accountants, reviews and approves the audit plan and fee estimate of the independent public accountants, appraises the effectiveness of the internal and external audit efforts, evaluates the adequacy and effectiveness of the Company's accounting policies and financial and accounting management, supervises the Company's Internal Auditor, and reviews and approves the annual financial statements. The Audit Committee met 4 times during 1996.

         The Wage and Salary Committee, which is comprised of Mr. Kalinich as Chairman and Mr. Perciak and Mrs. Dzurilla, reviews the performance of managers, employees and officers and recommends appropriate salaries, incentives and benefits. The Wage and Salary Committee does not determine the compensation and benefits paid to the senior executive officers. The compensation and benefits of the senior executive officers is determined by the full Board of Directors, with the two most senior executive officers excusing themselves from the deliberations and voting upon their compensation and benefits. The Wage and Salary Committee met twice during 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 1996, the Wage and Salary Committee of the Bank's Board of Directors consisted of Messrs. Kalinich and Perciak and Mrs. Dzurilla. Mr. Perciak is President and Chief Executive Officer of Emerald. Mr. Kalinich served as Vice President of the Bank from 1980 through 1991. Mr. Kalinich's position of Vice President was an officer position in name only, without operational authority. It was a tradition of the savings and loan industry of that era to title senior board members as officers. Mrs. Dzurilla served as Vice President of the Bank from 1989 until her resignation on February 9, 1994. Neither Mr. Kalinich nor Mrs. Dzurilla is an officer of Emerald or the Bank.

DIRECTORS' COMPENSATION

         As compensation for services rendered as a director, each director other than Messrs. Perciak and Ziegler received $600 for attendance at Board of Directors' meetings during the fiscal year ended December 31, 1996. Mr.
Kalinich received additional compensation as Chairman of the Board totaling $20,000 during the period. Directors who serve on committees, including the Executive Committee, the Wage and Salary Committee and the Audit Committee, received fees of $300 for attendance at each committee meeting during the fiscal year ended December 31, 1996.

         The foregoing compensation of directors has been paid to directors for their service on the Board of Directors of the Bank, and committees thereof. Since the formation of Emerald, none of its executive officers or directors has received any remuneration from Emerald. Because Emerald's business consists and is expected to consist for the foreseeable future of acting merely as holding company for the Bank, it is expected that no separate compensation will be paid to officers of Emerald in addition to that paid to them by the Bank. However, Emerald may determine that separate compensation is appropriate in the future. At the present time, Emerald does not intend to employ any persons other than its present management.

EXECUTIVE COMPENSATION

         The following table sets forth the cash compensation paid by the Bank for services rendered in all capacities for the fiscal years ended December 31, 1996, 1995 and 1994 to its three most highly compensated executive officers, including its chief executive officer, with total cash compensation in excess of $100,000.




                                                    SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                          ANNUAL COMPENSATION(1)                                          AWARDS
                          ----------------------                                      -------------



                                                                                        SECURITIES
NAME AND PRINCIPAL                                                                      UNDERLYING             ALL OTHER
    POSITION                  YEAR               SALARY ($)          BONUS ($)        OPTIONS/SARS (#)      COMPENSATION($)(2)
------------------            ----               ------              -----            ------------          ------------

Thomas P. Perciak             1996               $191,500         $101,274(3)               -                  $12,155
President & Chief
Executive Officer             1995               $183,200         $100,055                  -                  $15,710

                              1994               $174,400          $95,249               50,000                $16,309
John F. Ziegler
Executive Vice President      1996               $125,800          $66,529(3)                                  $15,081
& Chief Financial
Officer                       1995               $120,300          $65,702                  -                  $18,473

                              1994               $114,500          $62,535               36,000                $19,114
William J. Harr, Jr.
Vice President, Branch        1996                $85,000          $23,804(3)                                   $9,461
Administration
                              1995                $72,060          $29,308                  -                  $11,413

                              1994                $65,049          $12,111               20,000                 $7,888
---------------------

(1) Perquisites and other personal benefits would be included herein only to the extent that the aggregate perquisites and personal benefits for each named executive officer exceed the lesser of $50,000 or ten percent (10%) of a named executive officer's salary and bonus. None of the items that comprise perquisites and personal benefits represents 25% or more of the total for any named executive officer.
(2) Represents the amounts paid, payable or accrued to the named executive officers under the Bank's trusteed profit-sharing retirement plan and 401(k) plan. For Mr. Perciak, $6,455 and $5,700 represent amounts contributed by the Bank during 1996 on his behalf under the Bank's profit-sharing and 401(k) plans, respectively. The "All Other Compensation" column does not include amounts that would be payable under the Executive Supplemental Benefit Agreements (collectively the "Agreements" and individually as to each covered executive the "Agreement"), discussed hereinafter. See "Executive Compensation - Pension and Retirement Plan Information." Under the Agreement, Mr. Perciak would be entitled to a payment of $120,345 in the event of a change in control in fiscal year 1997, increasing in amount should a change in control occur in subsequent years. For Mr. Ziegler, $9,492 and $5,589 represent amounts contributed by the Bank during 1996 on his behalf under the Bank's profit-sharing and 401(k) plans, respectively. Under the Agreement, Mr. Ziegler would be entitled to a payment of $16,948 in the event of a change in control in fiscal year 1997, increasing in amount should a change in control occur in subsequent years. For Mr. Harr, $6,196 and $3,264 represent amounts contributed by the Bank during 1996 on his behalf under the Bank's profit-sharing and 401(k) plans, respectively. Under the Agreement, Mr. Harr would be entitled to a payment of $8,182 in the event of a change in control in fiscal year 1997, increasing in amount should a change in control occur in subsequent years.
(3) The Bank gave a 1996 Christmas bonus to each employee, including the three officers named in the Summary Compensation Table. The Christmas bonus of each of Messrs. Perciak, Ziegler and Harr was $5,524, $3,629 and $2,452, respectively. These amounts are included in the bonus figures in the table. In addition, Mr. Harr earned a bonus of $11,340 in 1996 under the Bank's incentive compensation plan for loan officers, which bonus is also included in his total bonus amount shown in the table. Mr. Harr was also awarded a year-end merit bonus of $10,000. The bonus amounts reported are earned in the fiscal year noted even though such amounts may be payable in subsequent years.

         The following table sets forth information concerning the number and value of unexercised stock options held by the named executive officers at December 31, 1996. These options expire ten years from the date of grant and have exercise prices per share equal to the average of the closing bid and asked prices of the Stock on the date of grant. The options were granted pursuant to the 1994 Long-Term Incentive Plan of the Bank, which plan was adopted and assumed by the Company in connection with the March 6, 1997 reorganization of the Bank into the holding company form of ownership.



                                      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                                     FY-END OPTION/SAR VALUES

                                                                           NUMBER OF                   VALUE OF
                                                                     SECURITIES UNDERLYING            UNEXERCISED
                                                                          UNEXERCISED                IN-THE-MONEY
                                                                          OPTIONS/SARs              OPTIONS/SARs AT
                                   SHARES                                AT FY-END (#)                FY-END ($)
                                  ACQUIRED             VALUE
                                ON EXERCISE          REALIZED           EXERCISABLE (E)/           EXERCISABLE (E)/
        NAME                        (#)                 ($)            UNEXERCISABLE (U)         UNEXERCISABLE (U) (1)
--------------------               -----               -----           -----------------         ---------------------

Thomas P. Perciak                    0                   0                 50,000 (E)                $150,000 (E)

John F. Ziegler                      0                   0                 36,000 (E)                $108,000 (E)

William J. Harr, Jr.                 0                   0                 20,000 (E)                 $60,000 (E)

----------------

(1) Represents the aggregate market value of stock options to purchase shares of stock (market price less the exercise price of $18.25 per share), awarded the named executive officers, based upon the closing bid price of $21.25 per share of the stock on December 31, 1996.
         On January 12, 1995, all of the shares subject to the options became exercisable.

PENSION AND RETIREMENT PLAN INFORMATION

         Neither Emerald nor the Bank has a retirement plan for officers or employees that would provide defined benefits based upon salary, years of service or other measures. Instead, the Bank has implemented a profit-sharing plan under which the Bank may make entirely discretionary cash contributions. The Bank also has implemented a 401(k) Plan whereby the Bank will make matching contributions for each participating officer or employee who elects to defer a portion of his or her salary pursuant to the 401(k) Plan. The amount of salary that may be deferred by any individual and the amount (and vesting) of the matching contributions are subject to certain limitations (matching contributions of up to 60% of the deferral, subject to maximum matching contribution amount; no matching contributions for deferral in excess of 5% of salary; incremental vesting of the Bank's (or Emerald's) contribution over a period of six years).

         Recognizing the importance of building and retaining a competent management team, effective January 1, 1995 the Bank entered into Executive Supplemental Benefit Agreements ("Agreements") with six of its officers, including the three named executive officers identified in the Summary Compensation Table. The Bank entered into Agreements with three additional officers during 1996. The Agreements provide for payments in the event of retirement, disability, death or a change in control of the Bank. In order to define the specific death, disability and post-employment/retirement benefits to be provided, the Bank's Board of Directors adopted an integrated non-qualified supplemental compensation plan based on a comprehensive compensation study presented to the Bank by KPMG Peat Marwick LLP as compensation consultants. Under the terms of each Agreement, different death, disability and post-employment/retirement benefits are provided to each covered employee. By defining the amounts each executive will receive upon formal retirement, each executive has been given what the Board believes to be a reasonable incentive to remain with the Bank until retirement. If, however, the executive's employment is terminated for cause or the executive voluntarily resigns other than as a constructive termination (other than for

"good reason," that is, as defined below) following a change in control, the Bank is released from all payment obligations to the executive.

         The holding company reorganization of the Bank did not constitute a change in control for purposes of the Agreements or for purposes of any other change-in-control provision of any other plan or agreements discussed herein. Instead, Emerald has assumed the obligations of the Bank with respect to Bank capital stock, and a change in control for purposes of such plan and agreements means a change in control of Emerald, rather than the Bank.

         Upon retirement, the Agreements provide for an annual benefit payable to each of Messrs. Perciak, Ziegler and Harr in the following amounts: $134,693 annually for 20 years for Mr. Perciak; $25,647 annually for 20 years for Mr. Ziegler; and $23,585 annually for 20 years for Mr. Harr. In the event of death, the foregoing amounts would be paid to these individuals' beneficiaries. "Retirement Date" is defined in the Agreements to mean the first day of the month following the executive officer's 65th birthday on which he or she elects to retire (or an early retirement date that may be agreed to by the Board of Directors). Retirement benefits under the Agreements are payable in one installment annually, on the anniversary of the retirement date.

         The disability payments provided under the Agreements are as follows for each of the named executive officers: $65,635 annually in the event of total disability prior to retirement, until age 65, for Mr. Perciak; $10,239 annually in the event of total disability prior to retirement, until age 65, for Mr. Ziegler; and $5,717 annually in the event of total disability prior to retirement, until age 65, for Mr. Harr. Annual disability benefits payable under the Agreements would be payable in equal monthly installments.

         Under the Agreements, a payment in respect of a change in control would be made if the executive officer is involuntarily terminated (except for cause) or voluntarily terminates his or her employment for good reason (in general terms, "good reason" is defined under the Agreements to include a change in the executive officer's status, title or responsibilities that does not represent a promotion, a reduction in base salary, certain relocations or a material reduction in benefits). A change in control is defined for purposes of the Agreements by reference to Part 574 of the regulations (the "Control Regulations") of the Office of Thrift Supervision (the "OTS"). According to the Control Regulations, control generally exists in situations in which a person:
(i) has direct or indirect voting control of at least 25% of an institution's voting shares (or subject to rebuttal, more than 10% of the shares and is subject to a control factor under the Control Regulations); (ii) controls in any manner the election of a majority of the directors of the institution, or (iii) the Director of the OTS determines that such person exercises a controlling influence over the management or policies of the institution.

         In the event of a change in control in 1997 and involuntary termination (except for cause) or voluntary termination for good reason within six months thereafter, the benefit payable to Mr. Perciak would be $120,345, increasing in amount for a change in control occurring in a subsequent year (from $176,909 in 1998 to $1,782,670 in 2012). For Mr. Ziegler, the benefit payable under similar circumstances would be $16,948 in the event of a change in control in 1997 and involuntary termination (except for cause) or voluntary termination for good reason within six months thereafter, increasing in amount for a change in control occurring in a subsequent year (from $25,589 in 1998 to $453,788 in 2017). Lastly, for Mr. Harr the benefit under similar circumstances would be $8,182 in the event of a change in control in 1997 and involuntary termination (except for cause) or voluntary termination for good reason within six months thereafter, increasing in amount for a change in control occurring in a subsequent year (from $13,211 in 1998 to $625,710 in 2027). Under the Agreements, the change-in-control benefit payment would be made in one lump sum for each affected officer.

         The Bank has obtained life insurance policies whose benefits, payable to the Bank as beneficiary, would be sufficient for the Bank to satisfy its obligations under the Agreements. The Bank is the sole owner of and beneficiary under the life insurance policies. Notwithstanding the future benefits payable under the Agreements, the estimated present value of future benefits to be paid is being accrued over the period from the effective date of the Agreements until the expected retirement dates of the participants. The insurance premium expense under the life insurance policies purchased to fund the Bank's contractual obligations with respect to Messrs. Perciak, Ziegler and Harr in 1996, and their approximate cash surrender value to the Bank, are an aggregate of $90,439 and $129,263, respectively.

BOARD REPORT ON EXECUTIVE COMPENSATION

         The full Board determines the executive compensation to be paid to the two most senior executive officers, Messrs. Perciak and Ziegler. Mr. Perciak and Mr. Ziegler are excluded from discussion and board deliberation regarding compensation paid to them as officers.

         For other than the senior executive officers, the function of administering the executive compensation policies of the Bank is currently performed by the Wage and Salary Committee of the Board. In this process, the officers are evaluated as to their performance during the year and compared to the Bank's performance, thrift industry compensation surveys and comparable positions at other thrift institutions. In future years, it is expected that the Wage and Salary Committee of the Bank will continue to perform the functions it performs currently. The Bank is, and for the foreseeable future will be, Emerald's sole operating subsidiary. The members and terms of the members of the Boards of Directors of each of Emerald and the Bank are, and for the foreseeable future will be, identical.

         Because the Board views Messrs. Perciak and Ziegler as having the greater impact on corporate performance, the Board members have established a compensation philosophy of providing base pay and incentive compensation for the Bank's top two executive officers reflective of the Bank's financial performance relative to comparably situated thrifts. For individuals other than Messrs. Perciak and Ziegler, the Board's Wage and Salary Committee seeks to establish executive officer base salaries at a level commensurate with the Bank's corporate performance, peer group competitors, and the individual officers' performance. The Board, as to Messrs. Perciak and Ziegler, and the Wage and Salary Committee, as to officers other than these two, continue to review all elements of executive compensation to ensure that the total compensation program, and each element therein, meets the Bank's business objectives and philosophy.

         As a general rule, it will be the Board of Directors' and the Committee's policy to take into account tax and financial accounting considerations in connection with the granting of options or other forms of grants and awards under The Strongsville Savings Bank 1994 Long-Term Incentive Plan (the "Plan"). Accordingly, the Board of Directors through its Option Committee (in the case of stock option grants and other awards to the Bank's executive officers) does not expect that grants or awards will be made which would exceed the limit on deductibility established by the Omnibus Budget Reconciliation Act of 1993 ("OBRA"). In 1993, OBRA added Section 162(m) to the Internal Revenue Code, the effect of which is to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to certain highly compensated executive officers of publicly held corporations, such as, in Emerald's case, those executive officers identified in the "Summary Compensation Table." Section 162(m) applies to all remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Although the Board and Committee reserve the right to make grants and awards under the Plan under circumstances in which the compensation component thereof would not be fully deductible for federal income tax purposes, it is not currently expected that they would do so.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         Mr. Perciak received an increase in base salary for 1996 of $8,300, or approximately 4.53%. This increase in base salary represents a similar percentage increase as received by all Bank employees during 1996. While the Board generally takes into consideration the overall performance of the Bank, the Board does not use any specific measures or weighting of that performance in establishing Mr. Perciak's base salary. Mr. Perciak's compensation package is formalized in an employment agreement. See "Employment Agreements." Mr. Perciak and Executive Vice President Ziegler are eligible to receive 50% of base salary in annual bonus under the terms of their employment contracts. Mr. Perciak earned incentive compensation in fiscal year 1996 for the maximum amount possible under his employment contract.

         In reviewing Mr. Perciak's performance as President and Chief Executive Officer and the justification for the Bank to renew his employment contract for an additional year, the directors favorably considered Mr. Perciak's performance relative to the following factors: the growth in deposits, loans and profitability attributable to (i) the three de novo branches established in 1995 and 1996 and (ii) the branch office purchased in 1995, the Bank's corporate performance (return on assets and return on equity), the volume of residential acquisition and development lending attributable to Mr. Perciak, the market share performance of the Bank and the Bank's compliance posture relative to safety and soundness and Community Reinvestment Act/consumer compliance. At its November 20, 1996 Board meeting, the Board determined that each of Messrs. Perciak and Ziegler had met the requirements and standards of the Board relative to executive officer performance and as such the employment contract of each was renewed for one additional year.

         The report of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Exchange Act of 1934, except to the extent that Emerald specifically incorporates this information by reference, and shall not otherwise be deemed filed under such act.

         Submitted by Emerald's Board of Directors:

Thomas P. Perciak, John F. Ziegler, George P. Bohnert, Jr., Joan M. Dzurilla, William A. Fraunfelder, Jr., Glenn W. Goist, Mike Kalinich, Sr., Kenneth J. Piechowski and John J. Plucinsky.

PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return on the Bank's Stock to the cumulative total return of a broad index of the National Association of Securities Dealers, Inc. Automated Quotations ("Nasdaq") System and the MG Savings and Loan Index comprised of 298 publicly traded savings associations and thrift holding companies for the period commencing October 5, 1993 (the day the Bank's Stock first became available for public trading) and ending December 31, 1996. The graph assumes that $100 was invested on October 5, 1993 and that all dividends were reinvested. On a split-adjusted basis, the Bank's Stock sold in the initial public offering at a price of $13.00 per share. Effective March 6, 1997, each share of Bank capital stock was converted into one share of Emerald Stock. Emerald Stock was approved for designation as a Nasdaq National Market security on March 6, 1997.

                    COMPARISON OF THE CUMULATIVE TOTAL RETURN
                      AMONG THE STRONGSVILLE SAVINGS BANK,
                      MG S&L INDEX, AND NASDAQ MARKET INDEX



                                    [GRAPH]





                         10/5/93   12/31/93  12/31/94  12/31/95  12/31/96
================================================================================
STRONGSVILLE SAVINGS     $100.00    $134.34   $141.60   $156.87   $185.17
--------------------------------------------------------------------------------
              NASDAQ     $100.00    $100.23   $105.23   $136.50   $169.62
--------------------------------------------------------------------------------
   MG S&L PEER GROUP     $100.00    $ 97.09   $ 93.00   $147.31   $192.25
--------------------------------------------------------------------------------


         This stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Exchange Act of 1934, except to the extent Emerald specifically incorporates this information by reference, and shall not otherwise be deemed filed under such act.

EMPLOYMENT AGREEMENTS

         On August 18, 1988, the Bank entered into employment agreements with Mr. Perciak and Mr. Ziegler retroactive to January 1, 1988. As amended effective November 2, 1992, each employment agreement provides for a term of three years. Each contract contains an evergreen feature such that the contract is extended at each anniversary date for an additional year upon a determination and resolution of the Board that the performance of the executive has met the requirements and standards of the Board. The effect of this provision is that each contract will then have a new three-year term. Each contract was renewed for an additional year by virtue of Board action on November 20, 1996, and the obligations of the Bank under the employment contracts were assumed by Emerald in connection with the March 6, 1997 holding company reorganization of the Bank.

         Under the terms of his employment agreement, Mr. Perciak currently receives a base salary of $199,200 per year, subject to annual adjustment by the Board of Directors and annual incentive compensation of 2.5% of Emerald's pre-tax profits. As amended effective January 1, 1992, Mr. Perciak's incentive bonus can not exceed 50% of his base salary. Additionally, in the event that (i) Mr. Perciak is involuntarily terminated within six months following a change in control of Emerald or (ii) Mr. Perciak voluntarily terminates his employment for good reason within six months after a change in control of Emerald, Mr. Perciak will receive his base salary for the remaining term of the agreement and a fixed equity appreciation bonus of ten percent of the increase in the Bank's value between December 31, 1987 and the lesser of the acquisition price or the Bank's tangible book value as of December 31, 1992 (exclusive of capital raised from the Bank's Fall 1990 private stock offering). Ten percent of the increase in the Bank's value between December 31, 1987 and the Bank's tangible book value as of December 31, 1992 is approximately $1,187,512. The equity appreciation bonus has been voluntarily capped such that further equity appreciation occurring after December 31, 1992 will not entitle Mr. Perciak to any share of the increase in tangible net worth. In the event there is a change in control of Emerald and Mr. Perciak retains his position, Mr. Perciak is also entitled to the aforementioned equity appreciation bonus. Payments under Mr. Perciak's employment agreement, in the event of a change in control of Emerald, may constitute an excess parachute payment under the Internal Revenue Code, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to Emerald or the Bank. In the event that Mr. Perciak is terminated for any reason other than cause, Mr. Perciak will receive his base salary for the remaining term of this agreement.

         For purposes of the change-in-control features of Mr. Perciak's employment agreement, change in control is defined by reference to Part 574 of the OTS regulations (the "Control Regulations"). According to the Control Regulations, control generally exists in situations in which a person: (i) has direct or indirect voting control of at least 25% of an institution's voting shares (or subject to rebuttal, more than 10% of the shares and is subject to a control factor under the Control Regulations); (ii) controls in any manner the election of a majority of the directors of the institution, or (iii) the Director of the OTS determines that such person exercises a controlling influence over the management or policies of the institution. The holding company reorganization of the Bank did not constitute a change in control for purposes of the employment agreement of Mr. Perciak or Mr. Ziegler.

         Under the terms of his employment agreement, Mr. Ziegler currently receives a base salary of $130,900 per year, subject to annual adjustment by the Board of Directors and annual incentive compensation of 1% of Emerald's pre-tax profits. As amended effective January 1, 1992, Mr. Ziegler's incentive bonus can not exceed 50% of his base salary. Additionally, in the event Mr. Ziegler (i) is terminated at any time other than for cause, (ii) voluntarily terminates his employment for good reason within six months after a change in control (defined in the same manner as in Mr. Perciak's agreement) or (iii) is involuntarily terminated within six months following a change in control, Mr. Ziegler will receive his base salary for the remaining term of the agreement.


CHANGE-IN-CONTROL ARRANGEMENTS

         Severance Agreements

         On October 19, 1994, the Bank entered into severance agreements with four of its executive officers (the "Executives," or individually an "Executive," including Mr. William J. Harr, Jr., a named executive officer identified in the Summary Compensation Table) other than Messrs. Perciak and Ziegler. Each severance agreement provides for a term of one year, renewable each year for an additional year upon a determination by the Board of Directors that the Executive has met the performance standards and requirements of the Board. Each severance agreement terminates by its terms once the Executive reaches the retirement age of 65. The obligations of the Bank under the severance agreements have become the obligations of Emerald pursuant to the terms of the severance agreements.

         Each severance agreement provides that in the event of the involuntary termination of the Executive, or the Executive's voluntary termination for good reason, within six months after a change in control of Emerald, the Executive would receive a lump sum payment equal to the Executive's then annual base salary, plus the continuation of benefits until the earlier of the Executive's employment by another employer or the expiration of twelve months from the Executive's date of termination. No payments or benefits would be paid to any Executive terminated for cause. In the event that the Executive incurs legal fees or expenses in enforcing the severance agreement, Emerald would pay all such fees and expenses if the Executive prevails, and an amount up to $25,000 if the Executive does not prevail.

         Like the employment agreements of Messrs. Perciak and Ziegler, the severance agreements define a change in control by reference to Part 574 of the Control Regulations of the OTS. The holding company reorganization of the Bank did not constitute a change in control for purposes of the severance agreements.

         Payments to the Executives under the severance agreements would not constitute excess parachute payments under the Internal Revenue Code.

         Executive Supplemental Benefit Agreements

         The Bank has also entered into Executive Supplemental Benefit Agreements with certain of its officers generally corresponding to the level of Vice President or above, as discussed in "Pension and Retirement Plan Information." The Executive Supplemental Benefit Agreements provide for payments to the executive officers in certain events, including involuntary termination (except for cause) or voluntary termination for good reason (defined in the same fashion as under the severance agreements) within six months after a change in control (also defined in the same fashion as under the severance agreements).

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  (PROPOSAL 2)

         The Board of Directors has appointed the firm of Deloitte & Touche LLP to continue as independent auditors for the fiscal year ending December 31, 1997, subject to ratification of such appointment by the shareholders. Deloitte & Touche LLP has acted as the independent auditors of the Bank since November 13, 1991. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Deloitte & Touche LLP, independent certified public accountants, to audit the financial records and accounts of the Company for the fiscal year ending December 31, 1997.

         Representatives of Deloitte & Touche LLP will be present at the Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Ratification of the appointment of auditors requires the affirmative vote of a majority of the votes actually cast at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                    TRANSACTIONS WITH CERTAIN RELATED PERSONS

         The Bank refers certain title insurance business to National Land Title Insurance Company ("National Land") and City Title Company Agency, Inc. ("City Title"). Through a trust of which they are the beneficiaries, Joseph and Michael Dzurilla, the adult sons of Director Joan M. Dzurilla, own the majority of the stock of National Land. City Title is a real estate title insurance agency wholly owned by National Land. City Title performs title searches, title examinations and insurability determinations related to title insurance commitments for mortgage loan transactions insured by National Land. City Title and National Land are each charging for title business work at a rate consistent with the standards for that industry.

         During 1996, City Title performed services for the Bank related to loan transactions such as title insurance and commitments, title examinations, and post-closing services. Borrowers of the Bank paid City Title $346,697.25 during 1996 for services related to the loan transactions, which amount also includes transfer tax fees paid to the appropriate county recorder's office.

                              SHAREHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy materials for the 1998 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's executive offices, 14092 Pearl Road, Strongsville, Ohio 44136, no later than November 17, 1997. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than the matters discussed in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company or the Bank may solicit proxies personally or by telephone, without additional compensation.


Strongsville, Ohio
March 21, 1997

                                   REVOCABLE PROXY

                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  P           KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a
  R      shareholder of Emerald Financial Corp. (the "Company"), hereby
  O      appoints William A. Fraunfelder, Jr. and Kenneth J. Piechowski, or
  X      either of them, with full power of substitution, my true and lawful
  Y Proxy to represent and vote on behalf of the undersigned the same number of shares which the undersigned is then entitled to vote, for the matters as may come before the Annual Meeting of Shareholders of Emerald Financial Corp. to be held on April 24, 1997 and at any adjournments or postponements thereof, as follows:

              The Board of Directors recommends a vote "FOR" the nominees as directors and all the listed proposals.

         Joan M. Dzurilla, Mike Kalinich, Sr. and Thomas P. Perciak

              THIS PROXY WILL BE VOTED AS DIRECTED. BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED, BY THOSE NAMED IN THIS PROXY, IN ACCORDANCE WITH THEIR BEST JUDGMENT. AT PRESENT, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                SEE REVERSE
                                                                   SIDE

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
[X]  PLEASE MARK YOUR                                                     SHARES IN YOUR NAME       REINVESTMENT SHARES
     VOTES AS IN THIS
     EXAMPLE.

                               VOTE
                    FOR      WITHHELD                                                       FOR    AGAINST    ABSTAIN

1. Election of      [ ]         [ ]                          2. The approval of the         [ ]      [ ]        [ ]
   Directors                                                     appointment of Deloitte &
   (see reverse)                                                 Touche LLP as auditors
                                                                 for the fiscal year
INSTRUCTION: To withhold your vote for                           ending December 31, 1997.
a nominee or more than one nominee,
write the name(s) of the nominee(s) below:                    3. In their discretion, the Proxies are
                                                                 authorized to vote upon such other business as
__________________________________________                       may properly come before the meeting.

                                                               THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM EMERALD
                                                               FINANCIAL CORP. PRIOR TO THE EXECUTION OF THIS
                                                               PROXY OF A NOTICE OF ANNUAL MEETING OF
                                                               SHAREHOLDERS, A PROXY STATEMENT DATED MARCH 21,
                                                               1997, AND ANNUAL REPORT TO SHAREHOLDERS FOR THE
                                                               YEAR ENDING DECEMBER 31, 1996.

                                                               Executed this ____ day of ________________, 1997.



                                     Please
                                   mark here   [ ]
                                 if attending
                                    meeting


Signature _____________________________________________________________  DATE __________
          (Signature of Shareholder or Authorized Representative)

Signature _____________________________________________________________  DATE __________
          (Signature if Held Jointly)

(When signing as executor, attorney, guardian, administrator, trustee or in any other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by the President or other duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person (general partner).)
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